UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2010

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

211 Main Street, San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 667-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 5, 2010, The Charles Schwab Corporation (the “Company”) agreed to sell $100,000,000 aggregate principal amount of 4.45% Senior Notes due 2020 (the “Notes”) pursuant to an Underwriting Agreement, dated August 5, 2010 (the “Underwriting Agreement”), among the Company and J.P. Morgan Securities Inc. as representative of the several underwriters named therein. The offering of the Notes (the “Offering”) was consummated on August 10, 2010. The Notes were issued as additional notes under a Senior Indenture, dated as of June 5, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the Second Supplemental Indenture, dated as of July 22, 2010, pursuant to which CSC issued $600,000,000 aggregate principal amount of 4.45% Senior Notes due 2020 on July 22, 2010. The Notes are in the same form of, fully fungible with, rank equally in right of payment with and form a single series with such previously issued notes. The Offering was made pursuant to a Prospectus dated December 16, 2008, and a Prospectus Supplement dated August 5, 2010, filed pursuant to the Company’s shelf Registration Statement on Form S-3 (File No. 333-156152).

A copy of the Underwriting Agreement is attached as Exhibit 1.9 to this Report on Form 8-K and is incorporated herein by reference. A copy of the legal opinion delivered in connection with the transactions described above is attached as Exhibit 5.1 to this Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.9	Underwriting Agreement, dated August 5, 2010, among the Company and J.P. Morgan Securities Inc. as representative of the several underwriters named therein.

5.1	Opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, dated August 10, 2010.

23.1	Consent of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, dated August 10, 2010 (included in Exhibit 5.1).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: August 10, 2010	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Ex 1.9	Underwriting Agreement, dated August 5, 2010, among the Company and J.P. Morgan Securities Inc. as representative of the several underwriters named therein.

Ex 5.1	Opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, dated August 10, 2010.

Ex 23.1	Consent of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, dated August 10, 2010 (included in Exhibit 5.1).